BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E10811182020-4
Barbara K. Cegavske	Filing Number 20201081117
Secretary of State	Filed On 12/03/2020 13:39:04 PM
State Of Nevada	Number of Pages 4

Formation - Profit Corporation

☐ NRS 78 - Articles of Incorporation Profit Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☑ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of MCNB HOLDING CORPORATION a close corporation (NRS 78A)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	MCNB HOLDING CORPORATION
2. Registered Agent for Service of Process: (Check only one box)	☐ Commercial Registered Agent (name only below) ☑ Noncommercial Registered Agent (name and address below) ☐ Office or position with Entity (title and address below) NEVADA REGISTERED AGENT LLC Name of Registered Agent OR Title of Office or Position with Entity 401 RYLAND ST, STE 200A (Street Address) Reno (City) Nevada 89502 (Zip Code) Mailing Address (If different from street address): City: Nevada Zip Code:
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X NEVADA REGISTERED AGENT LLC 12/03/2020 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☑ Yes OR ☐ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) KATARINA KOLLAROVA MALONEY (Name) 2647 GATEWAY ROAD SUITE 418 (Address) CARLSBAD (City) CA (State) 92009 (Zip Code)
5. Jurisdiction of Incorporation: (NRS 80 only)	5a. Jurisdiction of incorporation: 5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under Nevada Law, including, but not limited to the following: (a) The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this corporation is organized. (b) The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law; (c) The Corporation shall have power to sue and be sued in any court of law or equity. (d) The Corporation shall have power to make contracts. (e) The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country. (f) The Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation. (g) The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders. (h) The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 750000000.0 Par value: $ 0.00001 Number of preferred shares with Par value: 50000000.0 Par value: $ 0.00001 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Name: KATARINA KOLLAROVA MALONEY Country: United States Address: 2647 GATEWAY ROAD SUITE 418 City: CARLSBAD State: CA Zip/Postal Code: 92009 X KATARINA KOLLAROVA MALONEY (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E10811182020-4
Barbara K. Cegavske (signature)	Filing Number 20201081117
Secretary of State	Filed On 12/03/2020 13:39:04 PM
State Of Nevada	Number of Pages 4

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:
Name of represented entity: MCNB HOLDING CORPORATION
Entity or Nevada Business Identification Number (NVID): (for entities currently on file)

2. Registered Agent Acceptance:
☑ Registered Agent Acceptance

3. Information Being Changed:
Statement of Change takes the following effect: (select only one)
☐ Appoints New Agent (complete section 5)
☐ Update Represented Entity Acting as Registered Agent (complete sections 5)
☐ Update Registered Agent Name (complete sections 4 & 5)
☐ Update Registered Agent Address (complete sections 4 & 5)

4. Registered Agent Information Before the Change: (Non-commercial registered agents **ONLY**)

Name of Registered Agent **OR** Title of Office or Position with Entity			

Street Address	City	State	Zip Code
		Nevada	

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

5. Newly Appointed Registered Agent or Registered Agent Information After the Change:
☑ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title or position and address below)

Name of Registered Agent **OR** Title of Office or Position within Entity: Registered Agents Inc.

Street Address	City	State	Zip Code
401 Ryland St. STE 200-A	Reno	Nevada	89502

Mailing Address (if different from street address)	City	State	Zip Code
401 Ryland St. STE 200-A	Reno	Nevada	89502

6. Electronic Notification: (Optional)
Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:

7. Certificate of Acceptance of Appointment of Registered Agent: (Required)

I hereby accept appointment as Registered Agent for the above named Entity.

X Bill Hume (signature) — Date: 12/03/2020
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

8. Signature of Represented Entity: (Required)

X ______________________ Date: ______
Authorized Signature On Behalf of the Entity

FEE: $60.00
This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

MCNB HOLDING CORPORATION

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E10811182020-4
Barbara K. Cegavske	Filing Number 20201081119
Secretary of State State Of Nevada	Filed On 12/03/2020 13:39:04 PM
	Number of Pages 2

- [x] Corporation
  - [ ] This corporation is publicly traded, the Central Index Key number is:
- [ ] Nonprofit Corporation (see nonprofit sections below)
- [ ] Limited-Liability Company
- [ ] Limited Partnership
- [ ] Limited-Liability Partnership
- [ ] Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- [ ] Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- [ ] 001 - Governmental Entity
- [ ] 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- [ ] Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- [ ] Unit-owners' Association
- [ ] Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- [ ] No - no additional form is required
- [ ] Yes - the *Charitable Solicitation Registration Statement* is required.
- [ ] The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT:

KATARINA KOLLAROVA MALONEY			**USA**	
Name			Country	
2647 GATEWAY ROAD SUITE 418	**CARLSBAD**	**CA**	**92009**	
Address	City	State	Zip/Postal Code	

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X KATARINA MALONEY

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

President	**12/03/2020**
Title	Date

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CLOSE CORPORATION (78A) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **MCNB HOLDING CORPORATION** did, on 12/03/2020, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/03/2020.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202012031255066
You may verify this certificate
online at http://www.nvsos.gov

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

MCNB HOLDING CORPORATION

Nevada Business Identification # NV20201957950
Expiration Date: 12/31/2021

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/03/2020.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202012031255068
You may verify this certificate online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

01/31/2022 09:28:11 AM

Work Order Number: W2022013101124 - 1877965
Reference Number: 20222064704
Through Date: 01/31/2022 09:28:11 AM
Corporate Name: MCNB HOLDING CORPORATION

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211941085	Amendment After Issuance of Stock - 12/06/2021	4
20211712077	Certificate of Designation - 08/27/2021	3

Certified By: Electronically Certified
Certificate Number: B202201312353676
You may verify this certificate
online at http://www.nvsos.gov

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Filed in the Office of	Business Number E10811182020-4
Barbara K. Cegavske	Filing Number 20211941085
Secretary of State	Filed On 12/6/2021 1:54:00 PM
State Of Nevada	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: MCNB Holding Corporation Entity or Nevada Business Identification Number (NVID): E10811182020-4
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	X Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 11/8/2021 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) see attached pages; not a close corporation; designation of shares (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/ Katarina Maloney — CEO Signature of Officer or Authorized Signer — Title X ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

MCNB HOLDING CORPORATION

Amendment to Articles of Incorporation

Article 8 is amended to read as follows:

The authorized capital stock of the Corporation shall consist of 750,000,000 shares of common stock, $0.00001 par value, and 50,000,000 shares of preferred stock, $0.00001 par value.

The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with Nevada Law.

Cumulative voting shall not be allowed in elections of directors or for any purpose.

One third of the Corporation's shares entitled to vote will represent a quorum at any meeting of the Company's shareholders.

A new Article 8.A is added to read as follows:

Transactions with Directors and Other Interested Parties

No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested."

A new Article 8.B is added to read as follows:

Limitation of Director Liability and Indemnification

No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages

for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by Nevada law; or (iv) any transaction from which such director derived an improper personal benefit.

No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

The word "director" shall include at least the following, unless limited by Nevada law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Nevada law, the word "director" shall also include the heirs and personal representatives of all directors.

This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law.

Filed in the Office of Barbara K. Cegavske Secretary of State State Of Nevada	Business Number E10811182020-4 Filing Number 20211712077 Filed On 8/27/2021 12:34:00 PM Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: MCNB Holding Corporation Entity or Nevada Business Identification Number (NVID): E10811182020-4
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 12/06/2020 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Preferred Shares
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☒ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* consists of 50,000,000 shares; holders will not receive dividends; no liquidation preference; voting rights are 90.01% not as a separate class
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X Katarina Kollarova Maloney Date: 08/27/2021 Signature of Officer

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF
MCNB HOLDING CORPORATION
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A PREFERRED STOCK

On behalf of MCNB Holding Corporation, a Nevada corporation (the "Company"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board") on December 4, 2020 to amend and restate the Series A Preferred Stock:

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation") and the provisions of Section 78.1955 of the Nevada General Corporation Law, there hereby is created, out of fifty million (50,000,000) shares of preferred stock, par value $0.001 per share, of the Company authorized by the Articles of Incorporation, Series A Preferred Stock, consisting of fifty million (50,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

SECTION 1. DESIGNATION OF SERIES. The shares of such series shall be designated as the "Series A Preferred Stock" and the number of shares initially constituting such series shall be up to Fifty Million (50,000,000) shares.

SECTION 2. DIVIDENDS. The holders of the Series A Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

SECTION 3. LIQUIDATION PREFERENCE. The holders of the Series A Preferred Stock shall not be entitled to any liquidation preference.

SECTION 4. VOTING. The holders of the Series A Preferred Stock will have the shareholder voting rights as described in this Section 4 or as required by law.

4.1 Voting Rights. Holders of the Series A Preferred Stock, with such votes to be counted together with all other share of capital stock having general voting powers and not separately as a class, shall have the right to vote in an amount equal to ninety point zero one percent (90.01%) of the total vote with respect to any and all matters presented to the stockholders of the Company for their action or consideration including but not limited to any proposal relating to (a) any amendment to the Company's Articles of Incorporation changing the name of the Company, (b) increasing the authorized share capital of the Company, (c) any amendment to the Company's Bylaws, (d) effecting any reverse stock split of the Company's issued and outstanding shares of capital stock, and (e) any merger, consolidation, combination, reorganization, or sale of the Company. The holders of the Series A Preferred Stock and Common Stock shall, voting together as a single class, shall be entitled to elect all of the corporation's directors and remove from office such directors and fill any vacancy by the cause resignation, death or removal of such directors, subject to the right of the Board of Directors to fill the vacancy pursuant to applicable law. Voting Rights of the holders of Series A Preferred Stock may be exercised in writing or by calling a special meeting in accordance with methods required to call such meetings by stockholders.

4.2 Amendments to Articles and Bylaws. So long as the Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-⅔%) of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation of the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, excluding a reverse stock split or forward split, or (iii) designate any additional series of preferred stock, the designations of which adversely effects the rights, privileges or limitations of the Series A Preferred Stock set forth herein.

4.3 Amendment of Rights of Series A Preferred Stock. The Company shall not, without the affirmative vote of the at least sixty-six and two-thirds percent (66-⅔%) of all outstanding shares of the Series A Preferred Stock, amend, alter or repeal any provision of this Certificate of Designation, PROVIDED, HOWEVER, that the Company may, by any means authorized by law and without any vote of the holders of shares of the Series A Preferred Stock, make technical, corrective, administrative or similar changes in this Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of the Series A Preferred Stock.

SECTION 5. CONVERSION RIGHTS. The shares of the Series A Preferred Stock shall have no conversion rights.

SECTION 6. REDEMPTION RIGHTS. The shares of the Series A Preferred Stock shall have no redemption rights.

SECTION 7. NOTICES. Any notice required hereby to be given to the holders of shares of the Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

SECTION 8. MISCELLANEOUS.

(a) The headings of the various sections and subsections of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein.

(c) Except as may otherwise be required by law, the shares of the Series A Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

IN WITNESS WHEREOF, this amendment to the Certificate of Designation has been executed by a duly authorized officer of the Company on this 4th day of December 2020.

By:
Name: Katarina Maloney
Title: Director and CEO
Date: December 4, 2020